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                                 AMENDMENT 1 TO
                              EMPLOYMENT AGREEMENT


         Amendment 1 dated as of January 31, 2000 to the Employment Agreement (the "Agreement") made and entered into as of March 1, 1999 by and between TELTRAN INTERNATIONAL GROUP, LTD., a Delaware corporation (the "Company"), and JAMES TUBBS (the "Executive").

         The parties have previously entered into the Agreement and desire to amend the Agreement to reflect increased compensation as a result of the favorable results of the Company.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and the mutual benefits to be derived here from, the Company and the Executive agree as follows:

         1. Notwithstanding the provision of paragraph 1 of the Agreement the Executive may devote time to other activities as long as they are not competition with the Company's activities and as long as Executive devotes substantially most of his time to the business of the Company.

         2. Paragraph 3(a) and 3(b) of the Agreement are amended in their entirety to read as follows:

         3. Except as amended hereby the Agreement shall continue in full force and effect.

                  3.       Compensation.

                           (a). Base Salary. Executive shall receive a "Base Salary" during the Term. For the period March 1, 1999 through July 31, 1999 the Base Salary shall be at the rate of $150,000 per annum which shall increase to the rate of $180,000 per annum commencing August 1, 1999. On _____ __, ____ the Base Salary shall increase to $250,000 per annum for the balance of the first Year and for the entire second Year. Every Year after March 31, 2001 the Base Salary shall increase by an amount equal to ten (10%) percent of the prior year's base Salary.

                           (b). Net Income. As used herein the term "Net Income" shall mean pre- tax income of the Company determined in accordance with generally accepted accounting principles consistently applied but excluding therefrom any deduction reflecting (i) amortization of good-will or (ii) any deduction for any bonus awarded under Paragraph 1(c).


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         4.       Except as amended hereby the Agreement shall continue in full force and effect.


         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date above.


                                        ---------------------------------------
                                                     James Tubbs



                                        TELTRAN INTERNATIONAL GROUP, INC.



                                        By:
                                           ------------------------------------
                                                Byron Lerner, President





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